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                                                                    EXHIBIT 3.24

COMPANY REGISTRATION NUMBER 2707274

                         THE COMPANIES ACTS 1985 & 1989
                            COMPANY LIMITED BY SHARES

                              WRITTEN RESOLUTION OF

                           NEW HOLLAND HOLDING LIMITED

         PURSUANT TO SECTION 381A of THE COMPANIES ACT 1985 ("THE ACT")

                            PASSED ON 29TH JULY 2003

WE, the undersigned members of the above-named Company being all the members who at the date hereof would be entitled to attend and vote at a general meeting of the Company in respect of the matters covered by the following resolution, HEREBY RESOLVE by way of Special Resolution that the Memorandum of Association of the Company be amended in the manner following, that is to say by the deletion in its entirety of the present clause 3 and the adoption in its place of a new clause 3 namely:

"3,1 The objects of the Company each of which is to be construed as a separate and independent object is:

      3.1.1 To carry on business as a genera! Commercial company.

      3.1.2 To carry on the business of investing in all and any types of property and assets including in particular but without prejudice to the generality of the foregoing shares or securities in any other kind of limited company, body corporate or other form of undertaking whatsoever.

3.2 Without prejudice to the generality of the objects and the powers of the Company derived from Section 3A of the Act the Company has power to do all or any of the following things:-

3.2.1 To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

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3.2,2 To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any trade marks, [patents,] copyrights, trade secrets or other intellectual property rights, licenses, secret processes, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the company may acquire or propose to acquire.

3.2.3 To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an

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3-2-4 interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for cooperation, or for mutual assistance with any such person, firm or company, or for subsidising or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

3.2.5 To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

3.2.6 To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

3.2.7 To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner, in any circumstances and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

3.2.8 To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by moratgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and, also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the

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      Company of any obligation or liability it may undertake or which may become binding on it.

3.2.9 To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures and other negotiable or transferable instruments.

3.2.10 To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the company's interests.

3.2.11 To enter into any arrangements with any government or authority (supreme, municipal local, local, or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

3.2.12 To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

3.2.13 To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with

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      respect to any business or operations of or generally with respect to any such company or companies.

3.2.14 To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

3.2.15 To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

3.2.16 To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

3.2.17 To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

3.2.18 To distribute among the members of the Company in kind any property of the Company of whatever nature.

3.2.19 To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

3.2.20 To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide

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       advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance including insurance for any director, officer or auditor against any liability in respect of any negligence, default, breach of duty or breach of trust (so far as permitted by law); and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such schemes to be established or maintained.

3.2.21 Subject to and in accordance with the provisions of the Act (if and so far as such provisions shall be applicable), to give, directly or indirectly, financial assistance for the acquisition of shares or other securities of the Company or of any other company or for the reduction or discharge of any liability incurred in respect of such acquisition.

3.2.22 To procure the Company to be registered or recognised in any part of the world.

3.2.23 To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

3.2.24 To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or of any of them.

3.2.25 AND so that :-

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      [Illegible] in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such provision, and none of such provisions shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other provision set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this clause, or by reference to or inference from the name of the Company.

3.2.25.2 The word "company" in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether doniciled in the United Kingdom or elsewhere.

3.2,25.3 In this clause the expression "the Act" means the Companies Act 1985, but so that any reference in this clause to any provision of the Act shall be deemed to include a reference to any statutory modification or reenactment of that provision for the time being in force.

[ILLIGIBLE]
Duly authorised for any on behalf of CNH International S.A.'

Dated: 29th 2003

/s/ Richard McCree Cowan
------------------------
Richard McCree Cowan

Dated: 29 JULY 2003


/s/ William Davis
-----------------
William Davis

Dated : 29th JULY 2003